Exhibit 10.31
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of August 5, 2020 (the “ Second Amendment Effective Date”) by and between SOUTH LOOP 1, LLC, a Delaware limited liability company (“Landlord”), and PENUMBRA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant entered into that certain Lease dated September 3, 2019, as amended by that certain First Amendment to Lease dated April 10, 2020 (as amended, the “Lease”), with respect to certain premises known as 1310 Harbor Bay Parkway, Alameda, California, and as more particularly described in the Lease.
B.Landlord and Tenant have agreed to make certain amendments and modifications to the Lease in certain respects, including the amount of the Tenant Improvement Allowance, and otherwise ratify all the terms, conditions and covenants as set forth therein.
AMENDMENT
NOW THEREFORE, in consideration of good and valuable consideration and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
1.Defined Terms. All capitalized terms used but not defined in this Amendment will have the meanings set forth for such terms in the Lease. All terms that are defined in this Amendment and used in any provisions that are added to the Lease pursuant to this Amendment will have the meanings set forth for such terms in this Amendment.
2.Tenant Improvement Allowance Definition. The references to “$90.00 per rentable square foot of the Building” in Section 14 of the Summary of Basic Lease Information and to “$90.00 per square foot of the Building” in Section 4.1(a) of the Work Letter are each hereby revised to “$125.00 per rentable square foot of the Building”.
3.Payment of Tenant’s Contribution. Section 4.1(c) of the Work Letter is hereby replaced in its entirety with the following:
“(c) Payment of Tenant’s Contribution. In the event that Tenant is expected to pay Tenant’s Contribution, then within fifteen (15) days after Tenant’s receipt of a monthly invoice from Landlord for the portion of Tenant’s Contribution due that month in accordance with this subsection, Tenant shall pay to Landlord such portion of Tenant’s Contribution. Landlord’s monthly invoice to Tenant for the Tenant’s Contribution shall be for an amount equal to 100% of the Tenant Improvement Costs incurred that month until Tenant has contributed, in the aggregate, the amount stated in Section 4.1(b)(i) (as calculated based on the GMP Contract for the Tenant Improvements at the time it is signed). Thereafter, (i) subject to the restriction that disbursements of the Tenant Improvement Allowance must be permissible under Section 4.1(a), Landlord shall fund monthly Tenant Improvement Costs up to the amount of the Tenant Improvement Allowance and (ii) after the disbursement of the Tenant Improvement Allowance, Tenant shall fund monthly Tenant Improvement Costs; provided, however, that in no event shall Tenant be required to fund an amount in excess of the Tenant’s

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Contribution specified in Section 4.1(b) above. Notwithstanding the foregoing, Tenant shall pay, and Landlord shall invoice Tenant for, any monthly Tenant Improvement Costs to the extent of any other Tenant Improvement Costs (i.e., costs not permitted under Section 4.1(a) or costs described in Sections 4.1(b)(ii) and (iii)) prior to any distributions (or any additional distributions) of the Tenant Improvement Allowance; provided, however, that in no event shall Tenant be required to fund an amount in excess of the Tenant’s Contribution specified in Section 4.1(b) above. The Final TI Cost Budget and, accordingly, Tenant’s Contribution, shall be adjusted from time to time based on Changes approved by Landlord and Tenant as provided for in Section 2.7(c) above.”

    The parties acknowledge that the last sentence of Section 4.1(e) applies only with respect to disbursements from the TI Account and that, as of the Effective Date, Landlord’s construction lender is not requiring a TI Account.

4.Whole Agreement. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements with respect thereto. Except as amended herein, or in a future writing signed by both parties, there shall be no other changes or modifications to the Lease between the parties and the Lease and the terms and provision contained therein shall remain in full force and effect. The terms of this Second Amendment will control over any conflicts between it and the terms of the Lease.
5.Successors and Assigns. This Second Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.
6.Ratification. Except as amended by this Amendment, the Lease has not been amended, and the parties ratify and confirm the Lease, as amended by this Amendment, as being in full force and effect.
7.Counterparts; Electronic Execution. This Second Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by email or other electronic means, and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

[Signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Second Amendment Effective Date.
LANDLORD:

SOUTH LOOP 1, LLC,
a Delaware limited liability company

By: North and South Loop, LLC,
a Delaware limited liability company,
its sole member

By: North Loop 3 Manager, LLC,
a Delaware limited liability company,
its managing member

By:    /s/ Joseph Ernst_________________
Name: Joseph Ernst__________________
Title: Manager______________________

TENANT:

PENUMBRA, INC.,
a Delaware corporation
By:     _________ ____________________
Name:    ______________________________
Title:     ______________________________

By:     _________ ____________________
Name:    ______________________________
Title:     ______________________________

Second Amendment – Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Second Amendment Effective Date.
LANDLORD:

SOUTH LOOP 1, LLC,
a Delaware limited liability company

By: North and South Loop, LLC,
a Delaware limited liability company,
its sole member

By: North Loop 3 Manager, LLC,
a Delaware limited liability company,
its managing member

By:    ____________ _________________
Name:____________________________
Title: _____________________________

TENANT:

PENUMBRA, INC.,
a Delaware corporation
By: /s/ Adam Elsesser_______________
Name:    Adam Elsesser__________________
Title:    CEO__________________________
By:    /s/ Maggie Yuen_________________
Name:    Maggie Yuen____________________
Title:    CFO___________________________

Second Amendment – Signature Page